UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2010

Silicon Graphics International Corp.

(Exact name of registrant as specified in its charter)

Delaware	000-51333	32-0047154
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

46600 Landing ParkwayFremont, CA 94538

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (510) 933-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On June 21, 2010, Silicon Graphics International Corp., a Delaware corporation, (“SGI”) accepted the resignation of Giovanni Coglitore, Senior Vice President – SGI Labs, effective June 25, 2010.

(e) Additionally, on June 23, 2010, SGI entered into a separation agreement with Mr. Coglitore, effective July 3, 2010 (the “Separation Agreement”). Pursuant to the Separation Agreement, Mr. Coglitore will receive a cash severance payment in amount of $125,000 (less required deductions and withholdings), payable in a lump sum, and he will be entitled to reimbursement of COBRA medical insurance payments for the lesser of six months after his last day of employment or until he becomes eligible for health insurance coverage through a new employer. The Separation Agreement also provides for a general release of claims by SGI and Mr. Coglitore.

The foregoing description is intended only as a summary of the material terms of the Separation Agreement and is qualified in its entirety by reference to the full Separation Agreement, a copy of which will be filed as an exhibit to SGI’s Annual Report on Form 10-K for the year ended June 25, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Silicon Graphics International Corp.

Dated: June 25, 2010	By:	/s/ Maurice Leibenstern
Maurice Leibenstern
Senior Vice President, General Counsel and Corporate Secretary